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                                                                    EXHIBIT 10.2

                       SECURITY AGREEMENT - STOCK PLEDGE



         THIS SECURITY AGREEMENT - STOCK PLEDGE ("this Agreement") is made and entered into this 17th day of September, 1999 between CAMINO SOFTWARE SYSTEMS, INC., a California corporation ("Pledgor"), and INTERSCIENCE COMPUTER CORPORATION, a California banking corporation ("ICC"), on the other hand, in light of the following:

         WHEREAS, Pledgor and ICC have entered into that certain Asset Purchase Agreement ("Purchase Agreement"), dated as of August 11, 1999;

         WHEREAS, Pledgor has indemnified and agreed to hold ICC harmless from and against, any and all Losses, as defined in the Purchase Agreement and as set forth in paragraph 7.01 of the Purchase Agreement;

         WHEREAS, Pledgor is to receive Purchaser Stock, as defined in the Purchase Agreement, at the closing of the transaction contemplated in the Purchase Agreement; and

         WHEREAS, Pledgor has agreed to secure its indemnification obligations under Section 7.01 of the Purchase Agreement by, among other things, pledging and granting to ICC a security interest in 408,000 shares of the Purchaser Stock (the "Pledged Stock").

         NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

         1. Pledge: As security for all of Pledgor's presently existing or hereafter arising obligations and liabilities owing to ICC by reason of the indemnification provisions of Section 7.01 of the Purchase Agreement or pursuant to that letter agreement (the "Letter Agreement") dated September 17, 1999 between ICC, Pledgor and Glenn Adams (collectively the "Obligations"), Pledgor hereby delivers, pledges, and grants to ICC a continuing security interest in all of Pledgor's right, title, and interest in and to the following:

                  1.1 the Pledged Stock, presently Three Hundred Ninety Thousand (390,000) shares of ICC common stock;

                  1.2 the proceeds of each of the foregoing including, without limitation, any and all dividends, cash, instruments, another property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the Pledged Stock or Options (the "Proceeds") (the Pledged Stock, and the Proceeds shall be collectively referred to as the "Collateral").

         2. ICC's Duties: ICC shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession. Without limiting the generality of the foregoing, ICC shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline

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in value, or to exercise any rights represented thereby; provided, however, that
ICC may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Pledgor.

         3. Voting Rights; Dividends; etc.: During the term of this Agreement, and as long as Pledgor has not failed to pay to ICC any Obligation when due, and in addition to all rights and remedies to which ICC may be entitled under the Note, under any other agreement, or under law:

                  3.1 Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement, or the Purchase Agreement;

                  3.2 Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Stock; provided, however, that any and all

                           (a)      dividends and distributions paid or payable
other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Stock,

                           (b)      dividends and distributions paid or payable
in cash in respect of any Pledged Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital or retained earnings of Company, and

                           (c)      cash paid with respect to, payable or
otherwise distributed on redemption of, or in exchange for, any Pledged Stock,

shall be forthwith delivered to ICC to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of ICC, be segregated from the other property or funds of Pledgor, and be forthwith delivered to ICC as Collateral in the same form as so received (with any necessary endorsement).

                  3.3 ICC shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise those voting and other rights which Pledgor is entitled to exercise pursuant to paragraph 3.1 above and to receive those dividends or distributions which Pledgor is authorized to receive and retain pursuant to paragraph 3.2 above.

                  3.4 If Pledgor fails to satisfy any Obligation, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 3 and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to this Section 3 shall, at ICC's option, cease, and all such rights shall, at ICC's option, thereupon become vested in ICC, and ICC shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

         4. Representations, Warranties, and Covenants: Pledgor warrants, represents, and covenants that:




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                  4.1      Pledgor has the right to pledge and grant a security
interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties.

                  4.2 All of the Collateral is and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests. Pledgor shall not, without ICC's prior written consent, sell or otherwise dispose of any or all of the Collateral.

                  4.3 The execution and delivery of this Agreement, and the delivery to ICC of the Pledged Stock, creates a valid, perfected, and first priority security interest in the Collateral in favor of ICC, and all actions necessary or desirable to such perfection have been duly taken.

                  4.4 No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor; (ii) for the perfection of or exercise by ICC of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor or as may be required in connection with a disposition of the Pledged Stock by laws affecting the offering and sale of securities generally); or (iii) for the exercise by ICC of the voting or other rights provided for in the Agreement or the remedies in respect of the Pledged Stock pursuant to this Agreement (except as may be required in connection with a disposition of the Pledged Stock by laws affecting the offering and sale of securities generally).

                  4.5 Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights) and Pledgor agrees that ICC shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                  4.6 Pledgor will not, without ICC's prior written consent, sell, assign, transfer, pledge, or grant any interest whatsoever in the balance of the Pledged Stock not pledged to ICC hereby to any person or entity other than ICC.

         5. Pledged Stock Adjustments: In the event that during the term of this Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of Company, or any Option is exercised, all new substituted and additional shares, options, or other securities, issued, or issuable, to Pledgor by reason of any such change or exercise shall be delivered to and held by ICC under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         6. Warrants: In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, such warrants, rights, and options acquired by Pledgor shall be immediately assigned by Pledgor to ICC and all new stock or other securities so acquired by Pledgor shall also be immediately assigned to ICC to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.


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         7.       Consent: Pledgor hereby consents that, from time to time,
before or after the occurrence or existence of any Event of Default with or without notice to or assent from Pledgor, any other security at any time held by or available to ICC for any of the Obligations or any other security at any time held by or available to ICC of any other person, firm or corporation secondarily or otherwise liable for any of the Obligations, may be exchanged, surrendered, or released and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as ICC may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, or extension of further credit.

         8. Remedies Upon Default: Upon Pledgor's failure to pay to ICC any Obligation when due, ICC shall have, in addition to any other rights given by law or the rights hereunder, in the Credit Agreement or the Note, or to all of the rights and remedies with respect to the Collateral of a secured party under the California Uniform Commercial Code.

                  8.1 In addition, with respect to the Collateral, or any part thereof, ICC may sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such price as ICC may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance, or right of any kind whatsoever.

                  8.2 Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, at Pledgor's address set forth below, at least five (5) calendar days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale, is, to the extent permitted by law, waived.

                  8.3 ICC may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral. ICC shall have the right to execute any document or form, in its name or in the name of the Pledgor, which may be necessary or desirable in connection with such sale of Collateral.

                  8.4 In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an event of default, Pledgor agrees that upon the occurrence of a default on the Obligations, ICC may from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, ICC may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by ICC, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral. If ICC shall solicit such offers from not less than four (4) such investors, then the acceptance by ICC of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.


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         Notwithstanding the above, should ICC determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the Securities Act of 1933 and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price which would be obtained pursuant to a public offering.

         9. ICC as Pledgor's Attorney-in-Fact: Pledgor hereby irrevocably appoints ICC as its attorney-in-fact to arrange for the transfer, at any time after the occurrence of a default on the Obligations, of the Collateral on the books of Pledgor to the name of ICC or to the name of ICC's nominee.

         10. Further Assurances: Pledgor agrees that he will cooperate with ICC and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, and documents and will take all such other action, as ICC may reasonably request from time to time in order to carry out the provisions and purposes hereof.

         11. Attorneys' Fees and Costs: Pledgor hereby agrees to pay all reasonable attorneys' fees and all other costs and expenses which may be incurred by ICC in the enforcement of this Agreement, whether or not suit is brought.

         12. Notices: All notices or demands by any party hereto to the other party and relating to this Agreement shall be made in the manner and to the addresses set forth below.

         13. Choice of Law and Venue: The validity of this Agreement, its construction, interpretation, and enforcement and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the sole option of ICC, in any other court in which ICC, shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. PLEDGOR AND ICC EACH WAIVES THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13.

         14. Term: This Agreement and the security interest created thereunder shall be for a term of one year from the date of this Agreement, provided, that no indemnification claim, within the meaning of section 7.01 of the Purchase Agreement, has been made prior to the one year anniversary of this Agreement. If no indemnification claim is made within the one year period immediately following the date of this Agreement then ICC shall release the Pledged Stock to Pledgor and the pledge hereunder shall terminate. In the event that an indemnification claim, as provided in section 7.01 of the Purchase Agreement, is made within the one year period immediately following the date of this Agreement, then this pledge shall remain in full force and effect and ICC shall hold in accordance with this Agreement until such claim is resolved.


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Notwithstanding anything herein to the contrary, in the event that the
Obligations under the Letter Agreement have not been satisfied prior to the expiration of the one year period immediately following the date of this Agreement then the Pledged Stock shall continue to be held pursuant to the terms of this Agreement until such Obligations have been satisfied, and may be used, upon the instructions of Pledgor, to satisfy such Obligations out of the net proceeds from the sale of the Collateral.

         15.      General Provisions:

                  15.1 This Agreement shall be binding and deemed effective when executed by Pledgor and accepted and executed by ICC.

                  15.2 This Agreement shall bind and inure to the benefit of the respective heirs, representatives, successors, and assigns of Pledgor and ICC; provided, however, that Pledgor may not assign this Agreement or any rights hereunder without ICC's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by ICC shall release Pledgor from its obligations to ICC hereunder. ICC may assign its rights and duties hereunder. ICC reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in rights and benefits hereunder. In connection therewith, ICC may disclose all documents and information which ICC now or hereafter may have relating to Pledgor or Pledgor's business.

                  15.3 Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section hereof applies equally to this entire Agreement.

                  15.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against ICC or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.6 This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement, the Note, and the other documents and agreements entered into in connection herewith and therewith.

                  15.7 After cancellation of the Note and when ICC has received payment and performance, in full, of all Obligations, ICC shall execute and deliver to Pledgor a termination of all of the security interests granted by Pledgor hereunder and, to the extent they have been delivered to ICC and not disposed of in accordance with this Agreement, certificates evidencing the Pledged Stock.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                     CAMINO SOFTWARE SYSTEMS, INC.,
                                     a California corporation


                                     By:
                                        --------------------------------------
                                        Title:
                                              --------------------------------

                                     Address for notices:


                                     ------------------------------------------
                                     ------------------------------------------
                                     ------------------------------------------


                                     INTERSCIENCE COMPUTER CORPORATION,
                                     a California corporation


                                     By:
                                        ---------------------------------------
                                        Title:
                                              ---------------------------------

                                     Address for notices:

                                     5236 Colodny Drive, Suite 100
                                     Agoura Hills, California 91301
                                     Attn:  Walter Kornbluh, President
                                     Telephone:  (818) 707-2000
                                     Telefacsimile:  (818) 707-1627


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